Quest Diagnostics Reports First Quarter 2021 Financial Results;
Announces Plan for $1.5 Billion Accelerated Share Repurchase

•First quarter revenues of $2.72 billion, up 49.3% from 2020
•First quarter reported diluted earnings per share ("EPS") of $3.46, up 375.8% from 2020; and adjusted diluted EPS of $3.76, up 298.9% from 2020
•First quarter cash provided by operations of $731 million, up 194.9% from 2020
•Expects to launch an accelerated share repurchase of approximately $1.5 billion in the coming days
•Updates outlook for the first half of 2021

SECAUCUS, N.J., April 22, 2021 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the first quarter ended March 31, 2021.

“Quest had a very strong first quarter, with our base business continuing its recovery to near pre-pandemic levels,” said Steve Rusckowski, Chairman, CEO and President, Quest Diagnostics. “Contributions from acquisitions and Professional Lab Services relationships accelerated growth in the base business and helped offset the reduction in demand for COVID-19 testing, which was in line with industry trends. In March, for the first time since the pandemic began, monthly organic revenue in the base business grew versus our 2019 baseline. As we noted at our recent Investor Day, Quest is well positioned to grow as the U.S. exits the pandemic and people return to normal activities and address the routine care issues that have been neglected over the past year."

	Three Months Ended March 31,
	2021	2020	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,720	$1,822	49.3%
Diagnostic Information Services revenues	$2,643	$1,744	51.5%
Revenue per requisition			20.5%
Requisition volume			25.6%
Organic requisition volume			21.6%
Operating income (a)	$660	$175	277.2%
Operating income as a percentage of net revenues (a)	24.3%	9.6%	14.7%
Net income attributable to Quest Diagnostics (a)	$469	$99	374.3%
Diluted EPS (a)	$3.46	$0.73	375.8%
Cash provided by operations	$731	$247	194.9%
Capital expenditures	$86	$83	3.3%

Adjusted (a):
Operating income	$708	$225	215.7%
Operating income as a percentage of net revenues	26.0%	12.3%	13.7%
Net income attributable to Quest Diagnostics	$508	$128	296.9%
Diluted EPS	$3.76	$0.94	298.9%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Share repurchase update

The company expects to launch an accelerated share repurchase in the amount of approximately $1.5 billion in the coming days.

As of March 31, 2021, $2.5 billion remained available under the company's share repurchase authorization, reflecting a $1 billion increase by the Board of Directors in March. Also, as previously announced, the Board of Directors increased the share repurchase authorization by $1 billion in February.

For the three months ended March 31, 2021, the company repurchased 3.4 million shares of its common stock for $410 million.

Updated outlook for first half of 2021

The company updates its outlook for the first half of 2021 as follows:

	Updated Outlook		Previous Outlook
	Low	High	Low	High
Net revenues	$5.00 billion	$5.20 billion	$4.85 billion	$5.15 billion
Net revenues increase	37.0%	42.5%	32.9%	41.1%
Reported diluted EPS	$7.51	$8.01	$5.07	$6.07
Adjusted diluted EPS	$6.30	$6.80	$5.90	$6.90
Cash provided by operations	At least $1 billion		At least $800 million
Capital expenditures	Approximately $200 million		Approximately $200 million
Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity, the company’s initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities, a gain on sale of an ownership interest in a joint venture, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone at 888-566-0490 for domestic callers or 203-369-3053 for international callers. Telephone replays will be available from approximately 10:30 a.m. Eastern Time on April 22, 2021 until midnight Eastern Time on May 6, 2021. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three Months Ended March 31, 2021 and 2020
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Net revenues	$2,720	$1,822

Operating costs and expenses and other operating income:
Cost of services	1,626	1,270
Selling, general and administrative	407	347
Amortization of intangible assets	27	25
Other operating expense, net	—	5
Total operating costs and expenses, net	2,060	1,647

Operating income	660	175

Other income (expense):
Interest expense, net	(38)	(41)
Other income (expense), net	4	(16)
Total non-operating expense, net	(34)	(57)

Income before income taxes and equity in earnings of equity method investees	626	118
Income tax expense	(153)	(26)
Equity in earnings of equity method investees, net of taxes	17	14
Net income	490	106
Less: Net income attributable to noncontrolling interests	21	7
Net income attributable to Quest Diagnostics	$469	$99

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$3.52	$0.74

Diluted	$3.46	$0.73

Weighted average common shares outstanding:
Basic	133	134

Diluted	135	135

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
March 31, 2021 and December 31, 2020
(in millions, except per share data)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,230	$1,158
Accounts receivable, net	1,382	1,520
Inventories	223	223
Prepaid expenses and other current assets	164	157
Total current assets	2,999	3,058
Property, plant and equipment, net	1,624	1,627
Operating lease right-of-use assets	600	604
Goodwill	6,870	6,873
Intangible assets, net	1,141	1,167
Investments in equity method investees	527	521
Other assets	170	176
Total assets	$13,931	$14,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,559	$1,633
Current portion of long-term debt	2	2
Current portion of long-term operating lease liabilities	146	141
Total current liabilities	1,707	1,776
Long-term debt	4,010	4,013
Long-term operating lease liabilities	503	499
Other liabilities	842	847
Redeemable noncontrolling interest	79	82
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both March 31, 2021 and December 31, 2020; 217 shares issued as of both March 31, 2021 and December 31, 2020	2	2
Additional paid-in capital	2,824	2,841
Retained earnings	9,690	9,303
Accumulated other comprehensive loss	(31)	(21)
Treasury stock, at cost; 86 and 84 shares as of March 31, 2021 and December 31, 2020, respectively	(5,740)	(5,366)
Total Quest Diagnostics stockholders’ equity	6,745	6,759
Noncontrolling interests	45	50
Total stockholders’ equity	6,790	6,809
Total liabilities and stockholders’ equity	$13,931	$14,026

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Three Months Ended March 31, 2021 and 2020
(in millions)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$490	$106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101	85
Provision for credit losses	2	7
Deferred income tax (benefit) provision	(17)	14
Stock-based compensation expense	18	14
Other, net	(2)	(2)
Changes in operating assets and liabilities:
Accounts receivable	138	85
Accounts payable and accrued expenses	(164)	(47)
Income taxes payable	163	(3)
Other assets and liabilities, net	2	(12)
Net cash provided by operating activities	731	247

Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	(108)
Capital expenditures	(86)	(83)
Increase in investments and other assets	(7)	(15)
Net cash used in investing activities	(93)	(206)

Cash flows from financing activities:
Repayments of debt	(1)	(801)
Purchases of treasury stock	(410)	(75)
Exercise of stock options	17	80
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(21)	(13)
Dividends paid	(75)	(71)
Distributions to noncontrolling interest partners	(29)	(7)
Other financing activities, net	(47)	(4)
Net cash used in financing activities	(566)	(891)

Net change in cash and cash equivalents and restricted cash	72	(850)
Cash and cash equivalents and restricted cash, beginning of period	1,158	1,192
Cash and cash equivalents and restricted cash, end of period	$1,230	$342

Cash paid during the period for:
Interest	$32	$48
Income taxes	$7	$18

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended March 31,
	2021	2020
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$469	$99
Less: earnings allocated to participating securities	1	—
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$468	$99

Weighted average common shares outstanding - basic	133	134
Effect of dilutive securities:
Stock options and performance share units	2	1
Weighted average common shares outstanding - diluted	135	135

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$3.52	$0.74
Diluted	$3.46	$0.73

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended March 31, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$660	24.3%	$(153)	$17	$469	$3.46
Restructuring and integration charges (a)	17	0.6	(4)	—	13	0.10
COVID-19 impact (b)	4	0.1	(1)	—	3	0.03
Other (c)	—	—	(3)	8	5	0.04
Amortization expense	27	1.0	(7)	2	22	0.16
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$708	26.0%	$(172)	$27	$508	$3.76

	Three Months Ended March 31, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$175	9.6%	$(26)	$14	$99	$0.73
Restructuring and integration charges (a)	16	0.8	(4)	—	12	0.09
COVID-19 impact (b)	9	0.5	(3)	—	4	0.03
Amortization expense	25	1.4	(7)	3	21	0.15
ETB	—	—	(8)	—	(8)	(0.06)
As adjusted	$225	12.3%	$(48)	$17	$128	$0.94

(a)For both the three months ended March 31, 2021 and 2020, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended March 31,
	2021	2020
	(dollars in millions)
Cost of services	$7	$7
Selling, general and administrative	10	9
Operating income	$17	$16

(b)For both the three months ended March 31, 2021 and 2020, represents the impact of certain items resulting from the COVID-19 pandemic. For the three months ended March 31, 2021, includes incremental costs incurred to protect the health and safety of the company's employees and customers. For the three months ended March 31, 2020, principally includes certain asset impairment charges, and incremental costs incurred primarily to protect the health and safety of the company's employees and customers and to transition certain employees to a remote work environment.

The following table summarizes the pre-tax impact of these COVID-19 items on the company's consolidated statements of operations:

	Three Months Ended March 31,
	2021	2020
	(dollars in millions)
Cost of services	$4	$1
Selling, general and administrative	—	3
Other operating expense, net	—	5
Operating income	$4	$9

Net income attributable to noncontrolling interest	$—	$2

(c)For the three months ended March 31, 2021, the pre-tax impact represents a non-cash impairment to the carrying value of an equity method investment.

(d)For restructuring and integration charges, COVID-19 impacts, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2021 and 2020.

3)For the three months ended March 31, 2021, the company repurchased 3.4 million shares of its common stock for $410 million. In each of February and March 2021, the company's Board of Directors increased the size of its share repurchase program by $1 billion. As of March 31, 2021, $2.5 billion remained available under the company's share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the first half of 2021 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2021. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our first half of 2021 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted EPS	$7.51	$8.01
Restructuring and integration charges (a)	0.30	0.30
COVID-19 impact (b)	0.04	0.04
Amortization expense (c)	0.31	0.31
Costs associated with Quest for Health Equity (d)	0.09	0.09
Gain on sale of ownership interest in joint venture (e)	(1.85)	(1.85)
ETB	(0.10)	(0.10)
Adjusted diluted EPS	$6.30	$6.80

(a)Represents estimated pre-tax charges of $50 million primarily associated with systems conversions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax charges of $5 million associated with the impact of certain items resulting from the COVID-19 pandemic. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Represents the estimated impact of amortization expense for first half of 2021 on the calculation of adjusted diluted EPS. Amortization expense used in the calculation is as follows (dollars in millions):

Amortization of intangible assets	$52
Amortization expense included in equity in earnings of equity method investees, net of taxes	2
Total pre-tax amortization expense	$54

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$41

(d)Represents estimated pre-tax charges of $15 million associated with donations, contributions and other financial support through Quest for Health Equity, the company's initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(e)Represents an estimated pre-tax gain of $310 million to be recorded during the second quarter of 2021 following the sale, on April 1, 2021, of the company's 40% ownership interest in Q2 Solutions®, our central laboratory services joint venture, to IQVIA Holdings, Inc., our joint venture partner for $760 million in an all-cash transaction. Income tax expense was calculated using an estimated income tax rate of 21%. The actual income tax expense is subject to finalization and will be calculated in the second quarter of 2021.